Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, in this exhibit, the terms “Sonoco” and the “Company” refer to Sonoco Products Company, a South Carolina corporation, and its consolidated subsidiaries, and the term “Eviosys” refers to Titan Holdings I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, and its subsidiaries. All capitalized terms used but not defined herein that are defined and included in the Current Report on Form 8-K to which this exhibit is attached (the “Current Report”) shall have the same meanings assigned to them in the Current Report.
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to reflect the probable acquisition of the entire equity interest of Eviosys by Sonoco (the “Eviosys Acquisition”) pursuant to the Equity Purchase Agreement, dated June 22, 2024, by and among Titan Holdings Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), incorporated under the laws of the Netherlands (the “Seller”), Eviosys and Sonoco (the “Purchase Agreement”) and the related financing transactions. As described in more detail in Note 2 below, the Company expects to fund the cash consideration payable by the Company in connection with the Eviosys Acquisition, including related fees and expenses, with the net proceeds from the issuance and sale of senior unsecured notes, borrowings under its Acquisition Term Loan Facilities (as defined in Note 2. Description of Financing) and cash on hand or additional borrowings under its existing $1.25 billion revolving credit facility (“Revolving Credit Facility”).
The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheet of Sonoco as of June 30, 2024 and the historical unaudited condensed consolidated balance sheet of Eviosys as of June 30, 2024, giving effect to the Eviosys Acquisition and the related financing transactions as if they had been consummated on June 30, 2024.
The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2024 combines the historical unaudited condensed consolidated statement of income of Sonoco for the six months ended June 30, 2024 and the historical unaudited condensed consolidated statement of income of Eviosys for the six months ended June 30, 2024. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 combines the historical audited consolidated statement of income of Sonoco for the year ended December 31, 2023 and the historical audited consolidated statement of income of Eviosys for the year ended December 31, 2023. Both of the unaudited pro forma condensed combined statements of income give effect to the Eviosys Acquisition and the related financing transactions as if they had been consummated on January 1, 2023.
The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of income are collectively referred to as the “pro forma financial information.” The pro forma financial information is provided for illustrative purposes only and do not purport to represent the actual financial position and results of operations that would have been achieved had the Eviosys Acquisition and related financing transactions occurred on the dates indicated, and do not reflect adjustments for any anticipated integration costs, synergies, operating efficiencies, tax savings or cost savings. Actual amounts set forth in the pro forma financial information and in the accompanying notes are subject to adjustments and may differ at the time of the consummation of the Eviosys Acquisition and related financing transactions depending on several factors, including finalization of the transaction consideration in accordance with the terms of the Purchase Agreement, changes in the actual amount of fees and expenses related to the Eviosys Acquisition and the related financing transactions, changes in Sonoco’s financing plans, the outstanding amount of Sonoco indebtedness at that time, and the final purchase price allocation that will be completed following the closing of the Eviosys Acquisition. There can be no assurance that the Eviosys Acquisition or the related financing transactions will be consummated pursuant to the terms contemplated or at all. Even if the Eviosys Acquisition and the relating financing transactions are consummated, there can be no assurance as to when the closing of such transactions will take place. Further, the pro forma financial information does not purport to project the future operating results or financial position of Sonoco following the consummation of the Eviosys Acquisition and the related financing transactions.
The adjustments in the pro forma financial information have been identified and presented to provide an illustrative understanding of the effects of the Eviosys Acquisition and the anticipated financing transactions and have been prepared for informational purposes only. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date the pro forma financial information is issued and are subject to change as additional information becomes available and analyses are performed. There can be no assurance that additional information and analyses will not result in material changes. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the pro forma financial information are described above and in the accompanying notes.

The pro forma financial information and the accompanying notes have been derived from and should be read in conjunction with:
• The following historical financial statements of Sonoco:
•The historical audited consolidated financial statements of Sonoco as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021, included in Sonoco’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024 and incorporated herein by reference; and
•The historical unaudited condensed consolidated financial statements of Sonoco as of June 30, 2024 and December 31, 2023 and for the three and six months ended June 30, 2024 and July 2, 2023, included in Sonoco’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024 and incorporated herein by reference.
• The following historical financial statements of Eviosys:
•The historical audited consolidated financial statements of Eviosys as of and for the years ended December 31, 2023 and 2022, which are included as Exhibit 99.1 to this Current Report; and
•The historical unaudited condensed consolidated financial statements of Eviosys as of June 30, 2024 and December 31, 2023 and for the six months ended June 30, 2024 and 2023, which are included as Exhibit 99.2 to this Current Report.

Sonoco Products Company
PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Unaudited)

(Dollars and shares in thousands) as of June 30, 2024	Sonoco	Eviosys (as Reclassified) (see Note 4)	IFRS to U.S. GAAP Adjustments	Note	Eviosys (U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Assets
Current Assets
Cash and cash equivalents	$140,233	$210,415	$—		$210,415	$—	7A	$350,648
Trade accounts receivable, net	960,262	214,397	—		214,397	(2,832)	7B	1,171,827
Other receivables	109,575	120,290	—		120,290	—		229,865
Inventories
Finished and in process	341,952	308,973	—		308,973	17,302	7C	668,227
Materials and supplies	390,621	249,721	—		249,721	(72,174)	7C	568,168
Prepaid expenses	171,820	39,858	—		39,858	(10,088)	7D	201,590
Total Current Assets	2,114,463	1,143,654	—		1,143,654	(67,792)		3,190,325
Property, Plant and Equipment, Net	1,893,404	882,891	—		882,891	190,496	7E	2,966,791
Goodwill	1,769,519	885,486			885,486	268,887	7F	2,923,892
Other Intangible Assets, Net	803,911	551,056	—		551,056	1,467,035	7G	2,822,002
Long-term Deferred Income Taxes	27,531	23,725	—		23,725	(12,821)	7H	38,435
Right of Use Asset-Operating Leases	313,650	—	46,758	3A	46,758	—		360,408
Other Assets	232,186	37,816	(31,977)	3A,3C	5,839	—		238,025
Total Assets	$7,154,664	$3,524,628	$14,781		$3,539,409	$1,845,805		$12,539,878
Liabilities and Equity
Current Liabilities
Payable to suppliers	$730,563	$565,138	$—		$565,138	$(2,832)	7I	$1,292,869
Accrued expenses and other	402,758	275,529	15,561	3A, 3C, 3D	291,090	(20,724)	7J	673,124
Notes payable and current portion of long-term debt	485,479	13,361	(11,717)	3A	1,644	1,195,356	7K	1,682,479
Accrued taxes	7,333	15,637	—		15,637	—		22,970
Total Current Liabilities	1,626,133	869,665	3,844		873,509	1,171,800		3,671,442
Long-term Debt	2,541,929	2,065,004	(8,364)	3A,3E	2,056,640	625,675	7L	5,224,244
Noncurrent Operating Lease Liabilities	267,493	—	33,519	3A	33,519	—		301,012
Pension and Other Postretirement Benefits	140,011	53,809	826	3C	54,635	—		194,646
Deferred Income Taxes	91,999	215,876	16	3A, 3C, 3D	215,892	388,537	7M	696,428
Other Liabilities	45,232	19,300	(2,388)	3D	16,912	(2,275)	7N	59,869
Commitments and Contingencies
Shareholders’ Equity
Common shares, no par value	7,175	—	—		—	—		7,175
Capital in excess of stated value	167,114	316,230	—		316,230	(316,230)	7O	167,114
Accumulated other comprehensive loss	(418,317)	1,628	(16,133)	3C	(14,505)	14,505	7D, 7P	(418,317)
Retained earnings	2,678,673	(37,274)	3,461	3A, 3C-3E	(33,813)	(15,817)	7Q	2,629,043
Total Shareholders’ Equity	2,434,645	280,584	(12,672)		267,912	(317,542)		2,385,015
Noncontrolling Interests	7,222	20,390	—		20,390	(20,390)	7R	7,222
Total Equity	2,441,867	300,974	(12,672)		288,302	(337,932)		2,392,237
Total Liabilities and Equity	$7,154,664	$3,524,628	$14,781		$3,539,409	$1,845,805		$12,539,878

Sonoco Products Company
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

(Dollars and shares in thousands except per share data) Six months ended June 30, 2024	Sonoco	Eviosys (as Reclassified) (see Note 4)	IFRS to U.S. GAAP Adjustments	Note	Eviosys(U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Net sales	$3,261,022	$1,139,921	$—		$1,139,921	$(7,917)	8A	$4,393,026
Cost of sales	2,566,115	953,061	1,507	3A-3D	954,568	(12,234)	8A-8C, 8E	3,508,449
Gross profit	694,907	186,860	(1,507)		185,353	4,317		884,577
Selling, general and administrative expenses	395,692	145,891	(1,926)	3A-3D	143,965	30,604	8C, 8D, 8F-8G	570,261
Restructuring/Asset impairment charges	50,868	6,509	—		6,509	—		57,377
Gain on divestiture of business and other assets	4,478	—	—		—	—		4,478
Operating profit	252,825	34,460	419		34,879	(26,287)		261,417
Other income, net	5,867	—	—		—	—		5,867
Non-operating pension costs	7,465	833	(9)	3C	824	—		8,289
Interest expense	60,860	63,671	11,975	3A, 3E	75,646	15,389	8H	151,895
Interest income	7,113	1,595	—		1,595	—		8,708
Income/(Loss) before income taxes	197,480	(28,449)	(11,547)		(39,996)	(41,676)		115,808
Provision for/(Benefit from) income taxes	44,667	4,687	(2,954)	3A-3E	1,733	(16,327)	8I	30,073
Income/(Loss) before equity in earnings of affiliates	152,813	(33,136)	(8,593)		(41,729)	(25,349)		85,735
Equity in earnings of affiliates, net of tax	3,411	—	—		—	—		3,411
Net income/(loss)	156,224	(33,136)	(8,593)		(41,729)	(25,349)		89,146
Net (income) attributable to noncontrolling interests	(236)	(451)	—		(451)	—		(687)
Net income/(loss) attributable to Sonoco	$155,988	$(33,587)	$(8,593)		$(42,180)	$(25,349)		$88,459
Weighted average common shares outstanding:
Basic	98,583					—		98,583
Assuming exercise of awards	616					—		616
Diluted	99,199					—		99,199
Per common share
Net income attributable to Sonoco:
Basic	$1.58							$0.90
Diluted	$1.57							$0.89

Sonoco Products Company
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

(Dollars and shares in thousands except per share data) Year ended December 31, 2023	Sonoco	Eviosys (as Reclassified) (see Note 4)	IFRS to U.S. GAAP Adjustments	Note	Eviosys(U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Net sales	$6,781,292	$2,602,880	$—		$2,602,880	$(12,171)	8A	$9,372,001
Cost of sales	5,345,638	2,156,050	2,215	3A-3D	2,158,265	(15,653)	8A-8C, 8E	7,488,250
Gross profit	1,435,654	446,830	(2,215)		444,615	3,482		1,883,751
Selling, general and administrative expenses	741,860	217,882	(1,867)	3A-3D	216,015	105,433	8C,8D, 8F-8G	1,063,308
Restructuring/Asset impairment charges	56,933	11,903	—		11,903	—		68,836
Gain on divestiture of business and other assets	78,929	—	—		—	—		78,929
Operating profit	715,790	217,045	(348)		216,697	(101,951)		830,536
Other income, net	39,657	—	—		—	—		39,657
Non-operating pension costs	14,312	2,021	(253)	3C	1,768	—		16,080
Interest expense	136,686	142,951	(1,454)	3A	141,497	117,788	8H	395,971
Interest income	10,383	1,841	—		1,841	—		12,224
Income before income taxes	614,832	73,914	1,359		75,273	(219,739)		470,366
Provision for income taxes	149,278	36,330	361	3A-3E	36,691	(73,882)	8I	112,087
Income before equity in earnings of affiliates	465,554	37,584	998		38,582	(145,857)		358,279
Equity in earnings of affiliates, net of tax	10,347	—	—		—	—		10,347
Net income	475,901	37,584	998		38,582	(145,857)		368,626
Net (income)/loss attributable to noncontrolling interests	(942)	158	—		158	—		(784)
Net income attributable to Sonoco	$474,959	$37,742	$998		$38,740	$(145,857)		$367,842
Weighted average common shares outstanding:
Basic	98,294					—		98,294
Assuming exercise of awards	596					—		596
Diluted	98,890					—		98,890
Per common share
Net income attributable to Sonoco:
Basic	$4.83							$3.74
Diluted	$4.80							$3.72

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

Note 1. Description of Acquisition
On June 22, 2024, the Company, the Seller and Eviosys, entered into a Put Option Agreement (the “Put Option Agreement”) pursuant to which the Company made a binding offer to acquire, on the terms and conditions set forth in the Purchase Agreement, all of the issued and outstanding equity interests in Eviosys for €3,615,000 (approximately $3,900,000 based on the foreign exchange rate as of June 30, 2024), on a cash-free and debt-free basis and subject to customary adjustments. Pursuant to the Put Option Agreement, on August 22, 2024, following the completion of a consultation process with the European Works Council of Eviosys and its subsidiaries, the Seller delivered an exercise notice to the Company accepting its offer and delivered to the Company a copy of the Purchase Agreement, executed by Eviosys and the Seller. Eviosys is a global supplier of metal packaging that produces food cans and ends, aerosol cans, metal closures and promotional packaging in 44 manufacturing facilities located in 17 countries across Europe, the Middle East, and Africa. The Eviosys Acquisition is expected to close in the fourth quarter of 2024 or the first quarter of 2025, subject to the expiration, termination or receipt of the waiting period or clearances, as applicable, under certain specified antitrust laws and other customary closing conditions.
Eviosys has signed a definitive agreement to exit its operations in Russia. This arrangement is subject to certain regulatory approvals, making the timing of the exit unknown. The financial statements of Eviosys include the results of Russia operations, which are considered immaterial to Sonoco’s ongoing operations following the Eviosys Acquisition.

Note 2. Description of Financing
On June 22, 2024, in conjunction with its entry into the Purchase Agreement, to secure funding of the Eviosys Acquisition, Sonoco obtained a commitment from JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. for a 364-day senior unsecured bridge term loan facility in an amount up to $4,000,000 (the “Bridge Loan Facility”), subject to customary conditions. On July 12, 2024, in order to finance a portion of the cash consideration for the Eviosys Acquisition, Sonoco also entered into a credit agreement with certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, for a $700,000 unsecured term loan facility (the “First Acquisition Term Loan Facility”) that will mature on the second anniversary of the funding date, which is expected to take place substantially concurrently with the closing of the Eviosys Acquisition. In addition, on September 13, 2024, Sonoco announced that, in order to finance a portion of the cash consideration for the Eviosys Acquisition, it had obtained commitments from certain lenders for an approximately $1,200,000 senior unsecured term loan facility (the “Second Acquisition Term Loan Facility” and, together with the First Acquisition Term Loan Facility, the “Acquisition Term Loan Facilities”). The Second Acquisition Term Loan Facility is expected to mature 364 days following the funding date, which is expected to take place substantially concurrently with the closing of the Eviosys Acquisition. The Company expects to enter into a definitive agreement with respect to the Second Acquisition Term Loan Facility on or around September 16, 2024. After the execution of a definitive agreement with respect to the Second Acquisition Term Loan Facility, the aggregate amount of the commitments under the Acquisition Term Loan Facilities will replace a corresponding amount of the commitments in respect of the Bridge Loan Facility, in accordance with its terms. The commitments in respect of the Bridge Loan Facility will be further reduced by the aggregate principal amount of any senior unsecured notes issued and sold by the Company. The Company does not expect to incur any indebtedness under the Bridge Loan Facility in connection with the closing of the Eviosys Acquisition.
The Company intends to fund the cash consideration payable by the Company in connection with the Eviosys Acquisition, including related fees and expenses, with the net proceeds from the issuance of senior unsecured notes, borrowings under the Acquisition Term Loan Facilities and cash on hand or additional borrowings under its Revolving Credit Facility. For purposes of the accompanying unaudited pro forma condensed combined financial information, as of the date of this Current Report, the Company has assumed the incurrence of an aggregate of $3,900,000 principal amount of senior indebtedness, with net proceeds to the Company of $3,879,200, at an aggregated weighted average interest rate of 6.19%, which is current as of the date the pro forma financial information is issued, and with a weighted average maturity of 3.6 years.
As part of its financing strategy the Company may enter into interest rate swaps, treasury locks, forward starting swaps, foreign currency swaps or other forms of derivative instruments to mitigate interest rate or foreign currency risk. The potential impact of such derivative instruments is not reflected in the pro forma adjustments included herein.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 3. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” with Sonoco being the acquirer, and are based on the audited annual and unaudited interim historical consolidated financial information of Sonoco and Eviosys. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The pro forma adjustments have been prepared as if the Eviosys Acquisition and the related financing transactions had been consummated on June 30, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Eviosys Acquisition and the related financing transactions had been consummated on January 1, 2023, the beginning of the earliest period presented, in the unaudited pro forma condensed combined statements of income.
Sonoco’s historical financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and presented in U.S. dollars (“USD”). Eviosys’s historical financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and presented in Euros. As discussed in Note 4. Eviosys Historical Financial Statement Reclassification Adjustments, the historical Eviosys financial statements were translated to USD and certain reclassifications were made to align the presentation of Eviosys’s financial statements with the presentation of Sonoco’s financial statements. The consolidated statements of income of Eviosys were translated using the average exchange rate for the six months ended June 30, 2024 of 1.08126 USD per Euro and the average exchange rate for the twelve months ended December 31, 2023 of 1.08102 USD per Euro. The consolidated balance sheet of Eviosys as of June 30, 2024 was translated using the spot rate on June 30, 2024 of 1.07146 USD per Euro.
The consolidated statement of income of Eviosys for the six months ended June 30, 2024, and the consolidated balance sheet of Eviosys as of June 30, 2024, include certain costs triggered by the Eviosys Acquisition. These one-time costs include €32 million of bonus costs and €7 million of Management Equity Plan costs, which are presented in “Selling, general and administrative expenses” in the unaudited pro forma condensed combined statement of income and “Accrued expenses and other” in the unaudited pro forma condensed combined balance sheet, respectively.
IFRS to U.S. GAAP
IFRS differs in certain respects from U.S. GAAP. The following adjustments have been made to align Eviosys’s historical accounting policies under IFRS to Sonoco’s accounting policies under U.S. GAAP for the purposes of this pro forma presentation.
(A) Leases
Under IFRS, Eviosys recognized right-of-use assets and lease liabilities for all leases as finance leases. An adjustment of $46,758 was recorded to reflect right-of-use assets relating to operating leases under U.S. GAAP and in accordance with Sonoco policies and borrowing rates, which included a $32,000 reclassification from “Other Assets” to “Right of Use Asset-Operating Leases” in the unaudited condensed combined balance sheet as of June 30, 2024. A similar adjustment of $12,272 was recorded in order to reflect the short-term operating lease liability within “Accrued expenses and other,” which included a reclassification of $11,717 from “Notes payable and current portion of long-term debt.” Additionally, an adjustment of $33,519 was recorded in order to reflect the noncurrent operating lease liability, which included a reclassification of $21,142 from “Long-term Debt” in the condensed combined balance sheet as of June 30, 2024. The adjustment resulted in an increase in the “Deferred income taxes” liability of $412 in the condensed combined balance sheet as of June 30, 2024. None of the acquired leases were classified as finance leases under U.S. GAAP.
Eviosys recorded depreciation on the right-of-use assets and interest expense on the lease liabilities. Under U.S. GAAP, a straight-line operating expense based upon the average of the gross contractual payments is recorded for operating leases. The difference in the treatment resulted in a reduction of $803 to “Interest expense,” an increase of $1,967 to “Cost of sales,” an increase of $65 to “Selling, general and administrative expenses,” and a $298 decrease in “Provision for income taxes” in the unaudited condensed combined statement of income for the six-month period ended June 30, 2024. Additionally, this IFRS to U.S. GAAP difference resulted in a reduction of $1,454 to “Interest expense,” an increase of $1,961 to “Cost of sales,” an increase of $571 to “Selling, general and administrative expenses,” and a decrease of $261 in “Provision for income taxes” in the unaudited condensed combined income statement for the year ended December 31, 2023. Expenses recorded to the “Selling, general and

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
administrative expenses” line item relate to leases for administrative related activities, whereas lease expenses recorded to the “Cost of sales” line item are related to plant activities.
(B) Turkey Hyperinflation
Eviosys’s reclassified unaudited condensed combined statement of income was converted to USD by translating at month-to-date exchange rates and adjusting for the hyperinflationary impact of the Turkish lira from Eviosys's operations in Turkey. The adjustment removes the hyperinflationary impact based on a hyperinflationary index in accordance with IFRS and treats USD as the functional currency in accordance with U.S. GAAP requirements for hyperinflation.
For the six-month period ended June 30, 2024, the adjustment resulted in reductions to “Cost of sales” and “Selling, general and administrative expenses” of $919 and $2,144, respectively, and an increase in “Provision for income taxes” of $765.
For the year ended December 31, 2023, the adjustment resulted in reductions to “Cost of sales” and “Selling, general and administrative expenses” of $1,261 and $2,943, respectively, and an increase in “Provision for income taxes” of $1,050.
(C) Pension and Postretirement Plans
Changes associated with assumed discount rates on plan obligations and expected returns on plan assets under U.S. GAAP as compared to IFRS resulted in a $23 increase to “Other Assets,” a $2,655 increase to “Accrued expenses and other,” an $826 increase to “Pension and Other Postretirement Benefits,” and the elimination of the pre-acquisition “Accumulated other comprehensive loss” balance of $16,133 in the unaudited pro forma condensed combined balance sheet as of June 30, 2024. The adjustment resulted in a decrease in the “Deferred income taxes” liability of $803 in the condensed combined balance sheet as of June 30, 2024.
Additionally, these changes in assumptions resulted in net decreases of $9 and $253 in “Non-operating pension costs” in the unaudited pro forma condensed combined statements of income for the six-month period ended June 30, 2024 and the year ended December 31, 2023, respectively, and aggregate increases of $227 and $1,164 to “Cost of sales” and “Selling, general and administrative expenses” combined in the unaudited pro forma condensed combined statements of income for the six-month period ended June 30, 2024 and the year ended December 31, 2023, respectively. The adjustments resulted in decreases of $53 and $221 in “Provision for income taxes” in the unaudited pro forma condensed combined statements of income for the six-month period ended June 30, 2024 and the year ended December 31, 2023, respectively.
(D) Long Service Employee Benefit Awards
Changes associated with assumed discount rates on award obligations and gain/(loss) recognition assumptions under U.S. GAAP as compared to IFRS resulted in a $634 increase to “Accrued expenses and other” and a $2,388 decrease to “Other Liabilities” in the unaudited pro forma condensed combined balance sheet as of June 30, 2024. The adjustment resulted in an increase in the “Deferred income taxes” liability of $407 in the condensed combined balance sheet as of June 30, 2024. Additionally, changes associated with discount rate assumptions resulted in an aggregate increase of $385 and $856 to “Cost of sales” and “Selling, general and administrative expenses” combined in the unaudited pro forma condensed combined statements of income for the six-month period ended June 30, 2024 and the year ended December 31, 2023, respectively. The adjustments resulted in decreases of $93 and $207 in “Provision for income taxes” in the unaudited pro forma condensed combined statements of income for the six-month period ended June 30, 2024 and the year ended December 31, 2023, respectively.
(E) Debt Renegotiation
Eviosys recognized a gain under IFRS related to a debt modification catch-up adjustment on a repriced term loan facility as of June 30, 2024. U.S. GAAP does not allow for a debt repricing as part of a debt modification to be recognized in the income statement. Therefore, an adjustment was made to remove the $12,778 offset to “Interest expense” in the unaudited pro forma condensed combined statement of income for the six-month period ended June 30, 2024 with a corresponding increase to “Long-term Debt.” The adjustment resulted in a decrease of $3,275 in “Provision for income taxes” in the unaudited pro forma condensed combined statement of income for the six-month period ended June 30, 2024.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Further detailed review of Eviosys’s historical accounting policies under IFRS may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact in the financial statements of the combined company. However, at this time, Sonoco is not aware of any additional accounting policy differences between IFRS and U.S. GAAP that would have a material impact in the unaudited condensed combined pro forma information that are not reflected in the pro forma financial information.

Note 4. Eviosys Historical Financial Statement Reclassification Adjustments
Certain reclassifications were made to align the presentation of the Eviosys historical financial statements with the presentation of Sonoco’s historical financial statements. The tables below summarize such reclassifications made to the Eviosys historical balance sheet and statements of income based on information available to date:
Eviosys’s Unaudited Reclassified Condensed Combined Balance Sheet as of June 30, 2024:

Presentation in Eviosys’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Balance Sheet	Eviosys before Reclassifications (EUR)	Reclassified Amounts (EUR)		Eviosys as Reclassified (EUR)	Eviosys as Reclassified (USD)
Cash & cash equivalents	Cash and cash equivalents	€196,382	€—		€196,382	$210,415
Trade receivables	Trade accounts receivable, net	200,098	—		200,098	214,397
Contract receivables	Other receivables	60,664	—		60,664	64,998
Other receivables	Other receivables	41,557	—		41,557	44,527
Current tax receivables	Other receivables	10,047	—		10,047	10,765
Inventory	Finished and in process	521,433	(233,067)	(a)	288,366	308,973
	Materials and supplies		233,067	(a)	233,067	249,721
Current financial assets	Prepaid expenses	13,790	(1,103)	(b)	12,687	13,594
	Other Assets		1,103	(b)	1,103	1,181
Other current assets	Prepaid expenses	24,512	—		24,512	26,264
Property, plant and equipment	Property, Plant and Equipment, Net	824,009	—		824,009	882,891
Right-of-use assets	Other Assets	29,866	—		29,866	32,000
Intangible assets	Other Intangible Assets, Net	1,340,736	(826,431)	(c)	514,305	551,056
	Goodwill		826,431	(c)	826,431	885,486
Deferred tax asset	Deferred Income Taxes	22,143	—		22,143	23,725
Other non-current assets	Other Assets	4,326	—		4,326	4,635
Short-term debt	Notes payable and current portion of long-term debt	1,534	—		1,534	1,644
Trade payable	Payable to suppliers	527,448	—		527,448	565,138
Current lease liabilities	Notes payable and current portion of long-term debt	10,936	—		10,936	11,717
Income taxes payable	Accrued taxes	14,594	—		14,594	15,637
Current financial liabilities	Accrued expenses and other	3,957	—		3,957	4,240
Other current liabilities	Accrued expenses and other	253,196	—		253,196	271,289
Long-term debt	Long-term Debt	1,907,553	—		1,907,553	2,043,862
Non-current lease liabilities	Long-term Debt	19,732	—		19,732	21,142
Employee benefits	Pension and Other Postretirement Benefits	59,955	(9,735)	(d)	50,220	53,809
	Other Liabilities		9,735	(d)	9,735	10,431
Deferred tax liability	Deferred Income Taxes	201,479	—		201,479	215,876
Other non-current provisions	Other Liabilities	3,167	—		3,167	3,393
Non-current financial liabilities	Other Liabilities	2,124	—		2,124	2,276
Other non-current liabilities	Other Liabilities	2,987	—		2,987	3,200
Non-controlling interest	Noncontrolling Interests	19,030	—		19,030	20,390
Reserves	Retained earnings	261,871	(296,659)	(e)	(34,788)	(37,274)
	Capital in excess of stated value		295,140	(e)	295,140	316,230
	Accumulated other comprehensive loss		1,519	(e)	1,519	1,628

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

(a) Inventories that were presented on a combined basis in Eviosys’s historical financial statements have been separately presented as “Finished and in process” and “Materials and supplies” in order to conform with Sonoco’s presentation.
(b) “Current financial assets” in the Eviosys historical balance sheet includes €1,103 of items that were reclassified to “Other Assets” in order to conform with Sonoco’s presentation.
(c) “Intangible assets” that were presented on a combined basis in Eviosys’s historical financial statements have been separately presented as “Goodwill” and “Other Intangible Assets, Net” in order to conform with Sonoco’s presentation.
(d) The non-current liability “Employee benefits” in the Eviosys historical balance sheet includes long service award obligations of €9,735 that are presented as “Other Liabilities” in order to conform with Sonoco’s presentation.
(e) “Reserves” in the Eviosys historical balance sheet have been broken out and separately presented in “Capital in excess of stated value,” “Accumulated other comprehensive loss,” and “Retained earnings” in order to conform with Sonoco’s presentation.

Eviosys’s Unaudited Reclassified Condensed Combined Statement of Income for the six months ended June 30, 2024:

Presentation in Eviosys’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Statement of Income	Eviosys before Reclassifications (EUR)	Reclassified Amounts (EUR)		Eviosys as Reclassified (EUR)	Eviosys as Reclassified (USD)
Revenue	Net sales	€1,054,254	€—		€1,054,254	$1,139,921
Cost of product sold	Cost of sales	879,345	—		879,345	950,798
Selling, general and administration expenses	Selling, general and administrative expenses	93,105	—		93,105	100,667
Other expenses, net	Restructuring/Asset impairment charges	6,533	(513)	(a)	6,020	6,509
	Selling, general and administrative expenses		513	(a)	513	555
Amortization of Intangible assets	Selling, general and administrative expenses	26,528	—		26,528	28,684
Finance expense	Interest expense	70,737	(11,851)	(b)(c)(d)	58,886	63,671
	Interest income		(1,475)	(b)	(1,475)	(1,595)
	Selling, general and administrative expenses		12,556	(c)	12,556	13,576
	Non-operating pension costs		770	(d)	770	833
Foreign exchange loss	Cost of sales	1,137	—		1,137	1,229
IAS 29 Net monetary loss	Selling, general and administrative expenses	3,183	(955)	(e)	2,228	2,409
	Cost of sales		955	(e)	955	1,034
Income tax	Provision for income taxes	4,335	—		4,335	4,687
Profit attributable to non-controlling interest	Net (income)/loss attributable to noncontrolling interests	417	—		417	451

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Eviosys’s Unaudited Reclassified Condensed Combined Statement of Income for the year ended December 31, 2023:

Presentation in Eviosys’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Statement of Income	Eviosys before Reclassifications (EUR)	Reclassified Amounts (EUR)		Eviosys as Reclassified (EUR)	Eviosys as Reclassified (USD)
Revenue	Net sales	€2,407,810	€—		€2,407,810	$2,602,880
Cost of product sold	Cost of sales	1,991,107	—		1,991,107	2,152,418
Selling, general and administration expenses	Selling, general and administrative expenses	112,091	—		112,091	121,173
Other expense, net	Restructuring/Asset impairment charges	13,827	(2,816)	(a)	11,011	11,903
	Selling, general and administrative expenses		2,816	(a)	2,816	3,044
Amortization of Intangible assets	Selling, general and administrative expenses	52,736	—		52,736	57,008
Finance expense	Interest expense	160,657	(28,419)	(b)(c)(d)	132,238	142,951
	Interest income		(1,703)	(b)	(1,703)	(1,841)
	Selling, general and administrative expenses		28,252	(c)	28,252	30,541
	Non-operating pension costs		1,870	(d)	1,870	2,021
Foreign exchange loss	Cost of sales	935	—		935	1,011
IAS 29 Net monetary loss	Selling, general and administrative expenses	8,083	(2,425)	(e)	5,658	6,116
	Cost of sales		2,425	(e)	2,425	2,621
Income tax	Provision for income taxes	33,607	—		33,607	36,330
Profit attributable to non-controlling interest	Net (income)/loss attributable to noncontrolling interests	(146)	—		(146)	(158)

(a) “Other expense, net” in the historical financial statements of Eviosys consists primarily of restructuring charges as well as bad debt expense and other miscellaneous expenses. In order to conform with Sonoco’s presentation, the restructuring charges are reflected under “Restructuring/Asset impairment charges” and €513 and €2,816 of bad debt expense and other miscellaneous expenses combined were reclassified to “Selling, general and administrative expenses” for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, respectively.
(b) The historical financial statements of Eviosys include interest income within the line item “Finance expense.” Therefore, in order to conform with Sonoco’s presentation, interest income of €1,475 and €1,703 for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Interest income.”
(c) The historical financial statements of Eviosys include factoring and securitization expense within the line item “Finance expense.” Therefore, in order to conform with Sonoco’s presentation, factoring and securitization expense of €12,556 and €28,252 for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Selling, general and administrative expenses.”
(d) The historical financial statements of Eviosys include non-operating pension costs within the line item “Finance expense.” Therefore, in order to conform with Sonoco’s presentation, non-operating pension costs of €770 and €1,870 for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Non-operating pension costs.”
(e) The reclassified income statement of Eviosys was converted to USD by translating at month-to-date exchange rates and adjusting for the hyperinflationary impact of the Turkish lira. The hyperinflationary impact was reflected in the line item “IAS 29 Net monetary loss” in the historical financial statements of Eviosys. In order to conform with Sonoco’s presentation, the hyperinflationary impact was bifurcated between “Selling, general and administrative expenses” and “Cost of sales” with €955 and €2,425 reclassified to “Cost of sales” for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, respectively.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 5. Consideration Transferred
The following table summarizes the assumed consideration transferred to consummate the Eviosys Acquisition:

Cash Consideration to Eviosys Sellers	$1,624,067
Cash Repayment of Eviosys Debt, Other Expenses and Estimated Working Capital Adjustment	2,249,132
Total Purchase Consideration	$3,873,199

Less: Estimated Cash Acquired	210,415
Total Purchase Consideration, net of Cash Acquired	$3,662,784

Note 6. Fair Value Estimate of Assets Acquired and Liabilities Assumed
The table below represents an preliminary allocation of the estimated purchase consideration to Eviosys’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as if the Eviosys Acquisition had been consummated on June 30, 2024. The Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed and, accordingly, the adjustments to record the fair value of assets acquired and liabilities assumed at the acquisition date reflect the best estimates of the Company based on the information currently available and are subject to change following the completion of the Eviosys Acquisition and once additional analyses and ongoing valuation work are completed. The changes may be material.

Total Purchase Consideration	$3,873,199
Cash and cash equivalents	$210,415
Trade accounts receivable	214,354
Other receivables	120,290
Inventories
Finished and in process	326,275
Materials and supplies	177,547
Prepaid expenses	29,770
Property, plant and equipment	1,073,387
Right of use asset - operating leases	46,758
Other intangible assets	2,018,091
Deferred taxes	10,905
Other assets	5,838
Total Assets Acquired	$4,233,630

Payable to suppliers	$565,095
Accrued expenses and other	226,851
Accrued taxes	15,637
Noncurrent operating lease liabilities	33,519
Pension and other postretirement benefits	54,635
Deferred income taxes	604,429
Other liabilities	14,638
Total Liabilities Assumed	$1,514,804
Net Assets Acquired, excluding Goodwill	$2,718,826
Goodwill	1,154,373
Total Estimated Fair Value of Net Assets Acquired	$3,873,199

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 7. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

(A) Cash and cash equivalents
An adjustment to incorporate the estimated effects of the following inflows and outflows as a result of the Eviosys Acquisition and the related financing transactions. The following table presents the components of the transaction adjustments relating to cash and cash equivalents:

Net proceeds received from financing	$3,879,200
Cash consideration to Eviosys sellers	(1,624,067)
Cash repayment of Eviosys debt, including accrued interest	(2,197,903)
Payment of seller fees and other expenses	(51,229)
Cash used for operations	(6,001)
Total	$—

(B) Trade accounts receivable, net of allowances
Trade receivables, net of allowances as of June 30, 2024, were reduced by $2,832 to eliminate trade receivables related to transactions between Sonoco and Eviosys.

(C) Inventories
“Finished and in process” inventories were increased by $17,302 to reflect a purchase accounting fair value adjustment. The adjustment was determined based on the estimated selling prices of the inventory, less the estimated remaining manufacturing and selling costs, and normal profit margins on those manufacturing and selling efforts.

The pro forma condensed combined income statement for the year ended December 31, 2023 was adjusted to increase “Cost of sales” by $17,302 to reflect the fair value adjustment to acquired inventory as the acquired inventory is expected to be sold within one year of the acquisition date. See Note 8B for additional information.
Under Sonoco’s inventory capitalization policy, all spare parts with an extended unit value of less than five hundred dollars are expensed whereas Eviosys capitalized all spare parts regardless of the unit value. Also under Sonoco’s inventory capitalization policy certain packaging materials are expensed whereas Eviosys records these materials in inventory. Adjustments for these policy differences totaling $72,174 were included in “Materials and supplies” in Eviosys’s unaudited reclassified condensed combined balance sheet as of June 30, 2024. Accordingly, an adjustment was made to reduce both “Materials and supplies” and “Retained earnings” by $72,174, in order to align Eviosys’s presentation with Sonoco’s policy.

(D) Prepaid expenses
Prepaid expenses were reduced by $10,088 to eliminate Eviosys’s fair value position of interest rate swaps as of June 30, 2024. This adjustment was the result of the anticipated repayment of Eviosys’s debt and termination of the related interest rate swaps.

(E) Property, Plant and Equipment, net
Represents the preliminary fair value and resulting pro forma accounting adjustment to “Property, Plant and Equipment, Net.” The preliminary amounts assigned to these assets and estimated weighted average useful lives are as follows:

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

	Fair Value	Weighted Average Useful Lives (Years)
Land	$182,791	N/A
Land improvements	3,322	6.0
Buildings and improvements	379,939	16.0
Machinery and equipment	397,618	8.8
Construction in progress	109,717	N/A
Total	1,073,387
Less: Historical Eviosys value (as reclassified)	(882,891)
Pro forma adjustment	$190,496

Sonoco expenses all start-up costs related to placing assets into service whereas Eviosys capitalizes certain start-up costs. Start-up costs of $1,179 were included in “Property, plant and equipment, net” in Eviosys's Unaudited Reclassified Condensed Combined Balance Sheet as of June 30, 2024. Accordingly, a pro forma adjustment was made to reduce both “Property, Plant and Equipment, Net” and “Retained earnings” by $1,179 in order to align Eviosys’s presentation with Sonoco’s policy.

(F) Goodwill
Represents the purchase accounting and related deferred income tax adjustments to goodwill, which is the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment annually and whenever events or circumstances have occurred that may indicate a possible impairment. None of the goodwill associated with the Eviosys Acquisition is expected to be deductible for income tax purposes.

(G) Other Intangible Assets, Net
Represents the preliminary fair value and resulting purchase accounting adjustment to intangible assets (other than goodwill). The preliminary amounts assigned to intangible assets and estimated weighted average useful lives are as follows:

	Fair Value	Weighted Average Useful Lives (Years)
Customer lists	$1,741,119	20.0
Trade names	143,040	6.2
Process know-how	128,575	11.5
Patents	5,357	4.7
Total	2,018,091
Less: Historical Eviosys value (as reclassified)	(551,056)
Pro forma adjustment	$1,467,035

(H) Long-term Deferred Income Tax Asset
Represents the estimated net long-term deferred income tax asset adjustments related to the preliminary fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and may be materially different from these estimates.

(I) Payable to suppliers
“Payable to suppliers” as of June 30, 2024 was reduced by $2,832 to eliminate trade payables related to transactions between Sonoco and Eviosys.

(J) Accrued expenses and other
The pro forma adjustments to “Accrued expenses and other” include the following:
•an estimated $38,514 of additional acquisition-related transaction costs expected to be incurred by Sonoco subsequent to June 30, 2024;
•a $5,000 adjustment for estimated retention bonuses for certain Eviosys employees subsequent to the Eviosys Acquisition;

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
•a $(42,834) adjustment to decrease accrued bonuses and liabilities under the Eviosys management equity plan triggered by the anticipated change of control resulting from the probable acquisition of Eviosys by Sonoco, which Eviosys included on its balance sheet as of June 30, 2024; and
•a $(21,406) adjustment for the anticipated repayment of Eviosys’s debt and related accrued interest payable.

(K) Notes payable and current portion of long-term debt
Represents adjustments to “Notes payable and current portion of long-term debt” due to the following inflows and outflows resulting from the Eviosys Acquisition:

Short-term portion of net proceeds received from financing	$1,197,000
Elimination of historical Eviosys current portion of long-term debt	(1,644)
Pro forma adjustment	$1,195,356

(L) Long-term Debt
Represents adjustments to “Long-term Debt” due to the following inflows and outflows resulting from the Eviosys Acquisition:

Long-term portion of net proceeds received from financing	$2,682,200
Elimination of remaining historical Eviosys long-term debt	(2,056,525)
Pro forma adjustment	$625,675

(M) Long-term Deferred Income Tax Liability
Represents the estimated net long-term deferred income tax liability adjustments related to the preliminary fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and may be materially different from these estimates.

(N) Other Liabilities
“Other Liabilities” were reduced by $2,275 to eliminate Eviosys’s fair value position of interest rate swaps as of June 30, 2024.

(O) Capital in excess of stated value
The pro forma adjustment to “Capital in excess of stated value” reflects the elimination of Eviosys’s historical capital in excess of stated value from the unaudited pro forma condensed combined balance sheet as of June 30, 2024.

(P) Accumulated other comprehensive loss
“Accumulated other comprehensive loss” was increased by $7,813 to eliminate Eviosys’s fair value position of interest rate swaps as of June 30, 2024. An offsetting $22,318 pro forma reduction was also included for the elimination of the portion of Eviosys’s historical accumulated other comprehensive loss associated with currency translation adjustments from the unaudited pro forma condensed combined balance sheet as of June 30, 2024.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(Q) Retained earnings
The following pro forma adjustments impacted retained earnings:

Pro Forma Adjustment
Additional transaction costs incurred by Sonoco (see Note 8G)	$(38,514)
Accrual of retention bonus payable to Eviosys employees (see Note 8F)	(5,000)
Elimination of remaining historical Eviosys retained earnings	33,797
Purchase accounting adjustments impacting retained earnings	(6,100)
Pro forma adjustment	$(15,817)

(R) Noncontrolling Interests
Eviosys’s historical financial statements reflect noncontrolling interests related to joint ventures in Morocco and the Ivory Coast in which Eviosys is a majority shareholder. For purposes of the unaudited pro forma condensed combined financial information, it has been assumed that the remaining ownership interest in these joint ventures is acquired as part of the Eviosys Acquisition. Therefore, an adjustment has been made to eliminate the $20,390 balance in “Noncontrolling interests” in the unaudited pro forma condensed combined balance sheet as of June 30, 2024.

Note 8. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Income
Explanations of the adjustments to the unaudited pro forma condensed combined statement of income are as follows:
(A) Intercompany transactions – net sales and cost of sales
The adjustment to eliminate intercompany revenue and expense related to transactions between Sonoco and Eviosys included reductions of “Net sales” and “Cost of sales” of $7,917 and $7,475, respectively, for the six-month period ended June 30, 2024 and reductions of “Net sales” and “Cost of sales” of $12,171 and $11,843, respectively, for the year ended December 31, 2023.
(B) Inventory – cost of sales
The historical inventory for Eviosys as of June 30, 2024 has been adjusted to increase inventories by $17,302 to reflect the estimated fair value adjustment of finished goods and work in process inventory. The fair value was determined based on the estimated selling prices of the inventory, less the estimated remaining manufacturing and selling costs, and a normal profit margin on those manufacturing and selling efforts. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 has been adjusted to increase “Cost of sales” by the same amount, as the inventory is expected to be sold within one year of the acquisition date.
Sonoco expenses all spare parts with a unit value of less than five hundred dollars whereas Eviosys capitalized all spare parts regardless of the unit value. Accordingly, “Cost of sales” was increased by $873 for the six-month period ended June 30, 2024 and $1,150 for the year ended December 31, 2023 in order to align Eviosys’s presentation with Sonoco’s spare parts capitalization policy.
See additional pro forma adjustments related to cost of sales in Notes 8A, 8C, and 8E.
(C) Depreciation expense – cost of sales and selling, general and administrative expenses
A depreciation expense adjustment was determined related to the acquisition date fair value adjustments made to acquired tangible assets. The following table is a summary of information related to certain tangible assets to be acquired, including information used to calculate the pro forma change in depreciation expense that is adjusted to “Cost of sales” and “Selling, general and administrative expenses.”

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

	Fair Value	Weighted Average Useful Lives ( Years)	Depreciation Expense For the Six Months Ended June 30, 2024	Depreciation Expense For the Year Ended December 31, 2023
Land Improvements	$3,322	6.0	$275	$554
Buildings and Improvements	379,939	16.0	11,808	23,746
Machinery & Equipment	397,618	8.8	22,363	44,971
Total			$34,446	$69,271
Less: Historical Eviosys depreciation expense			(41,951)	(94,373)
Pro forma adjustment			$(7,505)	$(25,102)

Pro forma adjustment - cost of sales			$(6,811)	$(22,262)
Pro forma adjustment - selling, general and administrative expenses			(694)	(2,840)
Pro forma adjustment			$(7,505)	$(25,102)

See additional pro forma adjustments related to “Cost of sales” in Notes 8A-8B and 8E and to “Selling, general and administrative expenses” in Notes 8D and 8F-8G.

(D) Amortization expense – selling, general and administrative expenses
An amortization expense adjustment was determined related to the acquisition date fair value adjustments made to acquired intangible assets. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expense that is adjusted to “Selling, general and administrative expenses:”

	Fair Value	Weighted Average Useful Lives (Years)	Amortization Expense for the Six Months Ended June 30, 2024	Amortization Expense for the Year Ended December 31, 2023
Customer lists	$1,741,119	20	$43,290	$87,056
Trade names	143,040	6.2	13,125	26,394
Patents	5,357	4.7	727	1,461
Process know-how	128,575	11.5	5,559	11,180
Total	$2,018,091		62,701	126,091
Less: Historical Eviosys amortization expense			(28,683)	(57,007)
Pro forma adjustment			$34,018	$69,084

See additional pro forma adjustments related to “Selling, general and administrative expenses” in Notes 8C and 8F-8G.

(E) Start-up costs – cost of sales
Sonoco expenses all start-up costs related to placing assets into service whereas Eviosys capitalizes certain start-up costs. In order to align Eviosys’s presentation with Sonoco’s policy, an adjustment to increase “Cost of sales” of $1,179 was made for the six-month period ended June 30, 2024. No adjustment was required for the year ended December 31, 2023.

(F) Retention bonuses – selling, general and administrative expenses
Certain Eviosys employees are expected to be eligible to receive retention bonuses subsequent to the Eviosys Acquisition. Accordingly, a pro forma adjustment in the amount of $5,000 has been included as an increase to “Selling, general and administrative expenses” during the year ended December 31, 2023 to reflect such retention bonuses as having been earned during the pro forma period as if the Eviosys Acquisition had occurred on January 1, 2023.
(G) Transaction costs – selling, general and administrative expenses
The pro forma adjustments to “Selling, general and administrative expenses” for the year ended December 31, 2023 include $38,514 of estimated additional Eviosys Acquisition-related transaction costs expected to be

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
incurred subsequent to June 30, 2024. These costs will not affect the Company’s income statement beyond 12 months of the acquisition date.
The Seller is an affiliate of KPS Capital Partners, LLC (“KPS”). KPS or its affiliates provided certain corporate advisory services for which Eviosys was charged fees of $2,720 during the six-month period ended June 30, 2024 and $4,324 during the year ended December 31, 2023.
(H) Interest expense
The pro forma adjustments to “Interest expense” represent the estimated difference in interest expense associated with the expected net additional borrowings used to fund the Eviosys Acquisition as compared to the interest expense reported on Eviosys’s historical income statement for the six-month period ended June 30, 2024 and the year ended December 31, 2023.
The following table presents the pro forma “Interest expense” adjustments:

	For the Six Months Ended June 30, 2024	For the Year Ended December 31, 2023
Interest expense on net additional borrowings used to fund the Eviosys Acquisition	$78,257	$240,286
Amortization of bridge loan financing fees	—	19,000
Eliminate Eviosys historical interest expense	(62,868)	(141,498)
Pro forma adjustment	$15,389	$117,788
For purposes of preparing the unaudited pro forma condensed combined financial information, the weighted average interest rate assumed for the aggregate additional borrowings used to fund the Eviosys Acquisition was 6.19%. A change in the assumed variable interest rates of the Acquisition Term Loan Facilities of 0.125% would change pro forma interest expense by approximately $2,369 per year.
In June 2024, Sonoco paid $19,000 in financing fees related to the Bridge Loan Facility. These fees were recorded as “Prepaid expenses” on Sonoco’s historical unaudited condensed consolidated balance sheet as of June 30, 2024. For purposes of the unaudited pro forma condensed combined financial information, the full amount of these fees is reflected as “Interest expense” for the year ended December 31, 2023.

(I) Income tax expense
An adjustment to incorporate the estimated tax effect of the taxable pro forma adjustments related to the Eviosys Acquisition was calculated using tax rates in effect for the countries in which Eviosys operates. This resulted in a combined blended statutory income tax rate of 26.0% and 23.8% for the six-month period ended June 30, 2024 and the year ended December 31, 2023, respectively. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 9. Pro Forma Net Income per Share

Consolidated	For the Six Months Ended June 30, 2024	For the Year Ended December 31, 2023
Pro Forma Net Income Attributable to Sonoco	$88,459	$367,842

Weighted Average Shares:
Basic	98,583	98,294
Assuming exercise of awards	616	596
Diluted	99,199	98,890

Pro Forma Net Income Per Share - Basic	$0.90	$3.74
Pro Forma Net Income Per Share - Diluted	$0.89	$3.72
Pro Forma Net Income Per Share - Basic has been calculated based on the estimated weighted average number of shares of Sonoco’s common stock that would have been outstanding during the six-month period ended June 30, 2024 and the year ended December 31, 2023.
Pro Forma Net Income Per Share - Diluted is computed by dividing Pro Forma Net Income Attributable to Sonoco by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive. For purposes of the pro forma condensed consolidated financial information, no new shares have been assumed to be issued in connection with the probable Eviosys Acquisition.